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                                   Exhibit 5

                               Opinion of Counsel
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                               December 30, 1996


Anacomp, Inc.
11550 North Meridian Street
Suite 600
Carmel, Indiana 46232

         Re: Form S-8 Registration Statement of Anacomp, Inc. -- 1996 Restructure Recognition Incentive Plan
                 1996 Long-Term Incentive Plan
                 1996 Stock Option Awards to Non-Employee Directors 1997 Qualified Employee Stock Purchase Plan
                 1996 Non-Employee Director Stock Option Plan
                 (collectively, the "Plans")

Ladies and Gentlemen:

         The undersigned has served as counsel to Anacomp, Inc., an Indiana corporation (the "Corporation"), in connection with the referenced registration statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 3,052,686 shares of the Corporation's common stock, $0.01 par value ("Common Stock"), that have been or may hereafter be purchased or issued upon the grant or exercise of awards pursuant to the Plans. This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, I have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to my satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as I have deemed appropriate as a basis for the opinion hereinafter set forth.

         Based upon the foregoing, it is my opinion that the 3,052,686 shares of Common Stock covered by the Registration Statement and issued or to be sold or issued upon the grant or exercise of awards pursuant to the Plans, are, and when issued accordance with the terms and conditions of the respective Plans will be, legally and validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement.

                                   Sincerely,

                                   /s/ SUZANNE S. BELLAMY
                                   ---------------------------
                                   Suzanne S. Bellamy
                                   Associate Corporate Counsel